NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT, made as of the _____day of ___________, ____, is by and between SOUTHERN ELECTRONICS CORPORATION (the "Company") and
____________________________________ (the "Optionee").


                       W I T N E S S E T H:


     WHEREAS, on ________________ (the "Grant Date"), the Board of Directors of the Company granted a non-qualified stock option to purchase _____ shares of the common stock, $.01 par value per share ("Common Stock"), of the Company to the Optionee at an exercise price of $_____ per share;

     WHEREAS, the Company and the Optionee wish to confirm the terms and conditions of the option;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is hereby agreed between the parties hereto as follows:

     1. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby grants to the Optionee a non-qualified stock option (the "Option") to purchase all or any part of _____ shares of Common Stock of the Company.

     2.   Term and Exercise of Option.  Subject to the provisions of this
Agreement:

          (a) The Option shall be exercisable during the Option Period (as defined in Section 4 hereof) only to the extent of the number of Vested Shares determined pursuant to the vesting schedule attached hereto as
     Schedule I.

          (b) The Option may be exercised with respect to all or any portion of the Vested Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company no earlier than thirty
     (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; (ii) payment to the Company of the Exercise Price, as defined in Section 3 below, multiplied by the number of shares of Common Stock being purchased (the "Purchase Price") in the manner provided in Subsection (c) hereof; and (iii) a certified check representing payment of all withholding tax obligations (whether federal, state or local), imposed by reason of the exercise of the Option. Upon acceptance of such notice, receipt of payment in full of the Purchase Price, and receipt of payment of all withholding tax obligations, the Company shall cause to be issued a certificate representing the shares of Common Stock so purchased.

          (c) The Purchase Price shall be paid in full upon the exercise of all or any portion of the Option and no shares of Common Stock shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all shares of Common Stock purchased pursuant to the exercise of all or any portion of the Option shall be made in cash or, alternatively, in combination with any or all of the following:

               (i) by delivery to the Company of a number of shares of Common Stock which have been owned by the Optionee for at least six months prior to the date of the Option's exercise, having a fair market value on the date of exercise, as determined by the Board of Directors in its sole discretion, either equal to the Purchase Price or, in combination with cash, equal to the Purchase Price;

               (ii) by receipt of the Purchase Price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Board of Directors of instructions in a form acceptable to the Board of Directors regarding delivery to such broker, dealer or other creditor of that number of shares of Common Stock with respect to which the Option is exercised; or

              (iii) by such other consideration as the Board of Directors, in its sole discretion, allows.

     3. Exercise Price. The exercise price for each share of Common Stock for which the Option is exercised shall be $_____, subject to adjustment as set forth in Section 7 hereof (the "Exercise Price").

     4. Term and Termination of Option. Except as otherwise provided below, the term of the Option (the "Option Period") shall commence on the Grant Date and terminate on the date of the first to occur of the following events:

          (a)  the ten-year anniversary of the Grant Date;

          (b) if the Optionee's service as a director of the Company terminates because of his disability as defined in Code Section 72(m)(7), the Optionee shall be vested in all of the Common Stock granted by this Option, and may fully (100%) exercise this Option, less any portion previously exercised, at any time, or from time to time, within twelve months after termination of service;

          (c)  if the Optionee dies (1) while a director of the Company or
     (2) within twelve months after termination of his service as a director of the Company because of disability as defined in Code Section 72(m)(7), this Option shall become fully vested and may be fully (100%) exercised (less any portion previously exercised) by the person or persons to whom the Optionee's rights under this Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time, until the first anniversary of the Optionee's death; or

          (d) the date the Optionee's service as a director of the Company shall terminate for any reason other than by death or disability as aforesaid.

Upon the expiration of the Option Period, this Option, and all unexercised rights granted to Optionee hereunder shall terminate, and thereafter be null and void.

     5. Rights as Shareholder. Until the stock certificates reflecting the Common Stock accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Common Stock. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to shares of Common Stock purchased pursuant to the exercise of all or any portion of the Option for which the record date is prior to the issuance of that stock certificate, except as this Agreement otherwise provides.

     6. Restriction on Transfer of Option. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and, shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his personal representative) and after his death, only by his personal representative.

     7.   Change in Capitalization.  If the number of shares of the Common
Stock of the Company shall be increased or reduced by a change in par value, split-up, stock split, reverse stock split, reclassification, merger, consolidation, distribution of stock dividends or similar capital adjustment, an appropriate adjustment shall be made by the Board of Directors in the number and kind of shares as to which the Option, or the portion thereof then unexercised, shall be or become exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of the event. The adjustment shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Exercise Price. No fractional shares shall be issued or optioned in making the adjustment. All adjustments made by the Board of Directors under this Section shall be conclusive.

     In the event of a Change of Control (as defined below), all of the Option then outstanding and unexercised shall be exercisable immediately in full, and shall remain exercisable for the remaining term of the Option, regardless of any provisions with respect to the Option that limit the exercisability of the Option for any length of time.

     For purposes of the foregoing paragraph, the following terms shall have the following meanings:

     A "Change of Control" shall be deemed to have occurred if and when (1) any individual, corporation, partnership, Group, association or other person or entity, together with his, its or their Affiliates or Associates, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, hereafter becomes the Beneficial Owner of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; (2) the Continuing Directors of the Company shall at any time fail to constitute a majority of the members of the Board of Directors of the Company; (3) all or substantially all of the assets of the Company are sold, conveyed, transferred or otherwise disposed of, whether through one event or a series of related events, without being Duly Approved by the Continuing Directors of the Company; (4) any individual, corporation, partnership, Group, association or other person or entity, together with his, its or their Affiliates or Associates, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Subsidiary, becomes the Beneficial Owner of securities of the Subsidiary representing thirty percent (30%) or more of the combined voting power of the Subsidiary's then outstanding securities entitled to vote generally in the election of directors; or (5) all or substantially all of the assets of the Subsidiary are sold, conveyed, transferred or otherwise disposed of, whether through one event or a series of related events, without being Duly Approved by the Continuing Directors of the Subsidiary.

     "Affiliate" or "Affiliated" means any person, firm, corporation, partnership, association or entity, either directly or indirectly, that controls, is controlled by, or is under common control with a specified person, firm, corporation, partnership, association or entity.

     "Associate" means (1) any corporation, partnership or other entity of which a specified person is an officer or partner, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities thereof, (2) any trust or estate in which the specified person has a substantial beneficial interest or as to which the specified person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person, and (4) any person who is a trustee, officer or partner of such specified person or of any corporation, partnership or other entity that is an Affiliate of such specified person.

     "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Act as such Rule is in effect on the date hereof; provided, however, that any individual, corporation, partnership, Group, association or other person or entity which, directly or indirectly, owns or has the right to acquire any of the Company's or the Subsidiary's outstanding securities entitled to vote generally in the election of directors at any time in the future, whether such right is contingent, absolute, direct or indirect, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options or otherwise, shall be deemed the Beneficial Owner of such securities.

     "Continuing Director" means a director who either was a member of the Board of Directors of either the Company or the Subsidiary, as the case may be, on the date hereof, or who becomes a member of the Board of Directors of either the Company or the Subsidiary, as the case may be, subsequent to such date and whose election or nomination for election by the Board of Directors of that company was Duly Approved by the Continuing Directors of that company at the time of such election or nomination, either by a specific vote or by approval of the proxy statement issued by that company on behalf of the Board of Directors of that company in which such person is named as a nominee for director.

     "Duly Approved by the Continuing Directors" means an action approved by the vote of at least a majority of the Continuing Directors then on the Board of Directors of either the Company or the Subsidiary, as the case may be; provided, however, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the entire Board of Directors of that company as if a vote by all of its members had been taken, or if the number of persons constituting the Continuing Directors of that company shall be equal to or less than three, then the term Duly Approved by the Continuing Directors shall mean an action approved by the unanimous vote of the Continuing Directors then on the Board of Directors of that company.

     "Group" means persons who act in concert as described in Section 13(d)(3) of the Act as in effect on the date hereof.

     "Subsidiary" only for purposes of defining a Change of Control means Southern Electronics Distributors, Inc.

     8. Special Limitation on Exercise. Notwithstanding anything contained herein to the contrary, no purported exercise of the Option shall be effective without the written approval of the Board of Directors of the Company, which may be withheld to the extent that its exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Board of Directors of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission, or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in the sole and absolute discretion of the Board of Directors, it deems reasonable and not unduly burdensome or costly. If the Option cannot be exercised at the time it would otherwise expire due to the restrictions contained in this Section, the exercise period shall be extended for successive one-year periods until it can be exercised in accordance with this Section. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Common Stock to be acquired pursuant to the exercise of the Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

     9. Legend on Stock Certificates. Certificates evidencing Common Stock to be distributed pursuant to the Agreement shall, to the extent appropriate at the time, have noted conspicuously on the certificates a legend substantially to the following effect, which is intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Agreement:

          (a) That the securities evidenced by the certificate were issued without registration under the Securities Act of 1933, as amended (the "1933 Act"), or under the applicable laws of any state or states (collectively referred to as the "State Acts"), in reliance upon certain exemptive provisions of the 1933 Act or any applicable State Acts;

          (b) That the securities cannot be sold or transferred unless, in the opinion of counsel reasonably acceptable to the Company, the sale or transfer would be:

               (1) Pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption form registration; and

               (2) A transaction which is exempt under any applicable State Acts or pursuant to an effective registration statement under or in a transaction which is otherwise in compliance with the State Acts; and

          (c) That the securities evidenced by the certificate were issued in accordance with the provisions of the Agreement and are subject to the provisions thereof and may not be sold or transferred except in compliance with said provisions.

     10. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

     11. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

     12. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

     13. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

     14. Entire Agreement. This Agreement expresses the entire understanding and agreement of the parties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     15. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Agreement and shall be void and without effect.

     16. Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

     17. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

     IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

                              SOUTHERN ELECTRONICS CORPORATION


                              By:
                              Title:
ATTEST:

_________________________
Title: __________________

 [CORPORATE SEAL]
                              OPTIONEE

                                                           (SEAL)

                            EXHIBIT 1

                      NOTICE OF EXERCISE OF
                     STOCK OPTION TO PURCHASE
                         COMMON STOCK OF
                 SOUTHERN ELECTRONICS CORPORATION

                              Name
                              Address

                              Date

Southern Electronics Corporation
4916 North Royal Atlanta Drive
Tucker, Georgia  30084

Re:  Exercise of Non-Qualified Stock Option

Gentlemen:

     Subject to acceptance hereof in writing by Southern Electronics Corporation (the "Company"), I hereby give at least ten days but not more than thirty days prior notice of my election to exercise options granted to me to purchase ______________ shares of Common Stock of the Company under the Southern Electronics Corporation Non-Qualified Stock Option Agreement dated August ___, 1992. The purchase shall take place as of __________, 199_ (the "Exercise Date").

     On or before the Exercise Date, I will pay the applicable purchase price as follows:

     [ ] By delivery of a certified check for $___________ for the full purchase price payable to the order of Southern Electronics Corporation.

     [ ] By delivery of a certified check for $___________ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

     [ ] By delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

     [ ] By delivery of the purchase price by ________________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate representing the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

     The required federal, state and local income tax withholding, if any, on the exercise of the option shall be paid on or before the Exercise Date.

     As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

     If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the "1933 Act"), I hereby represent, warrant, covenant, and agree with the Company as follows:

          The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

          I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

          The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

          I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

          I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

          The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

          The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

          I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

          I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

          I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

          The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Option. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

     I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.

                              Very truly yours,




AGREED TO AND ACCEPTED:

SOUTHERN ELECTRONICS CORPORATION


By:_____________________________

Title:__________________________

Number of Shares
Exercised:______________________

Number of Shares
Remaining:______________________   Date:












                            SCHEDULE I
                                TO
                 SOUTHERN ELECTRONICS CORPORATION
               NON-QUALIFIED STOCK OPTION AGREEMENT


                         Vesting Schedule

     "Vested Shares" means the percent of shares granted by the Option which is exercisable pursuant to the following schedule:


                  Years of Service           Vested Shares








                           Construction

     (a) For purposes of the Vesting Schedule, the Optionee shall be granted a year of service for each consecutive twelve-consecutive-month period following the Grant Date and during which the Optionee remains, at all times, a director of the Company.

     (b) The right of the Optionee to vest in Common Stock shall cease upon the termination of the Optionee's service as a director of the Company other than by death or disability, as provided in the Non-Qualified Stock Option Agreement between Southern Electronics Corporation and _________________________ dated as of _______________ (the "Agreement"), and thereafter, no further shares shall become Vested Shares.

     (c) Upon death or disability as provided in the Agreement, 100% of all shares of Common Stock granted by this Option shall become Vested Shares.